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                                                                   EXHIBIT 10.38


                   AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT, effective as of February 11, 2002, is by and between Radiologix, Inc., a Delaware corporation (the "Company"), and Sami S. Abbasi ("Abbasi").

         WHEREAS, the Company and Abbasi entered into an Employment Agreement dated as of December 13, 2000 (the "Employment Agreement"); and

         WHEREAS, the Company and Abbasi desire to amend the Employment Agreement to reflect an increase in Abbasi's base salary and to make certain other amendments;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

         1. Section 3.1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 3.1:

             Section 3.1 SALARY. For the performance of Abbasi's duties hereunder, the Company shall pay Abbasi an annual salary of $286,000, in equal periodic installments (less required withholdings) no less frequently than every two weeks.

         2. The second sentence of Section 4 of the Employment Agreement is hereby deleted in its entirety and replaced with the following new second sentence:

         In addition, notwithstanding the provisions of Section 5.2(b), if the Company terminates Abbasi's employment hereunder at any time following a Change of Control, then immediately upon such termination of employment, the Company shall pay Abbasi, in addition to the amounts required under Section 5.2(a), a lump sum severance payment in an amount equal to the sum of (i) the product of Abbasi's then current annual salary for one year multiplied by two plus (ii) the product of Abbasi's most recent annual bonus payment received for the fiscal year immediately preceding the Change of Control multiplied by two. In addition, the Company shall continue to provide Abbasi with the benefits described in Section 3.4 until the earlier of (i) the two-year anniversary of the date of Abbasi's termination of employment and (ii) the date on which Abbasi obtains substantially equivalent benefits from another party.

         3. Section 5.2(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following new Section 3.1:

             (b) In addition, if Abbasi's employment is terminated under Sections 5.1(b), (d) or (e), then the Company shall also pay Abbasi, immediately upon such termination of employment, a lump sum severance payment in an amount equal to Abbasi's then current annual salary.


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         IN WITNESS WHEREOF, the parties have executed this Amendment Number 1 to Employment Agreement effective as of the date first written above.



                                  RADIOLOGIX, INC.



                                  By:
                                      -----------------------------------------
                                      Paul M. Jolas
                                      General Counsel, Executive Vice President,
                                        and Secretary



                                  ABBASI:



                                      -----------------------------------------
                                      Sami S. Abbasi




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